UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): OCTOBER 3, 2007

BANCROFT URANIUM INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50366 (Commission File Number)	94-3409449 (I.R.S. Employer Identification No.)

8655 East Via De Ventura, Suite G200
Scottsdale, AZ (Address of principal executive offices)	85258 (Zip Code)

(480) 346-1460
(Registrant’s telephone number, including area code)
(480) 346-1461 FAX

6620 Lake Washington Blvd, Suite 301
Kirkland, Washington, 98033
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”).  Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses.  Such forward-looking statements include, among others, those statements including the words “expects”, “anticipates”, “intends”, “believes” and similar language.  Our actual results may differ significantly from those projected in the forward-looking statements.  Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section “Risk Factors.”  We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this report.

EXPLANATORY NOTES

The terms “the Company,” “we,” “us,” and “our” refer to Bancroft Uranium Inc, a Nevada corporation, formerly known as Conscious Intention, Inc., unless otherwise stated or the context clearly indicates otherwise.

On September 14, 2007, we entered into an agreement to purchase 100% of the issued and outstanding stock of 2146281 Ontario, Ltd, a corporation formed under the laws of Ontario, Canada (“Ontario Limited” or “214”) in exchange for 1,250,000 common shares of the Company after giving effect to a 52 for 1 forward split of the Company’s common shares.

This Current Report on Form 8-K contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

All financial figures in this Current Report are denominated in U.S. Dollars unless stated otherwise.  At September 30, 2007, the exchange rate as reported by the Wall Street Journal was Cdn$1 equaled US$1.0074.

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement	4
Item 2.01. Completion of Acquisition or Disposition of Assets	4
THE ACQUISITION AND RELATED TRANSACTIONS
DESCRIPTION OF OUR BUSINESS	6
RISK FACTORS	14
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	24
DESCRIPTION OF PROPERTY	27
SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT	27
DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	28
EXECUTIVE COMPENSATION	29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	30
DESCRIPTION OF SECURITIES	30
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	31
LEGAL PROCEEDINGS	32
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	32
RECENT SALES OF UNREGISTERED SECURITIES	32
INDEMNIFICATION OF OFFICERS AND DIRECTORS	32
INDEX TO EXHIBITS	33
DESCRIPTION OF EXHIBITS	34
Item 5.01. Changes in Control of the Registrant	34
Item 5.06. Change in Shell Company Status	34
Item 9.01. Financial Statements and Exhibits	34

Item 1.01.  Entry into a Material Definitive Agreement

On September 14, 2007, Conscious Intention, Inc. (the "Company") through its sole director approved and executed a Share Purchase Agreement (the "Agreement") with 2146281 Ontario Limited, an Ontario Canada corporation (“Ontario Limited” or “214”) and Gravhaven Limited, a Cayman Island corporation (“Gravhaven”) whereby the Company would acquire 100% of the issued and outstanding stock of Ontario Limited from Gravhaven in exchange for shares of the Company and a 7% royalty on mineral interest assets owned by Ontario Limited.

In connection  with the Agreement,  the Company has implemented, effective at the open of business on October, 1, 2007 a 52-for-1 forward stock split of the Company's common stock (the "Forward  Stock  Split").  Immediately  following  the closing of the purchase,  the Company expects to have approximately 46,178,000 shares  outstanding, of  which approximately 43,750,000 shares will be held by the Company's current shareholders and approximately 1,250,000 shares will be held by assignees of Ontario Limited.  These 1,250,000 shares are to be issued pursuant to the Agreement.

In connection with the Agreement, Andrew Hamilton, sole officer and director of the Company has agreed to resign and appoint Ontario Limited officer, P. Leslie Hammond, as sole officer and director of the Company.    Mr. Hamilton had also agreed to cancel and return to treasury 9,106,000 of his shares of the Company on or before the closing.  The closing was scheduled to take place no later than September 28, 2007.    The closing did take place on October 3, 2007.  Mr. Hamilton’s resignation and the appointment of Mr. Hammond as the sole officer and director of the Company is now scheduled to take place on Friday, October 5, 2007, pursuant to the Closing Memorandum entered into between the parties, a copy of which is attached hereto.  1,100,000 of Mr. Hamilton’s common shares of the Company were cancelled in connection with the Agreement prior to the effectiveness of the Company’s Forward Stock Split.  The remaining pre-Forward Stock Split 8,006,000 of Mr. Hamilton’s shares to be cancelled in connection with the Agreement are scheduled to be cancelled on Friday, October 5, 2007.

In a separate transaction, Mr. Hamilton has agreed to sell 461,000 of his remaining 466,000 common shares of the company on a pre-Forward Stock Split basis to Mr. Hammond or his assignees in a private transaction for $30,000.  THESE TRANSACTIONS ARE NOT FINAL UNTIL MR. HAMILTON’S STOCK RECISSION IS COMPLETED PER THE CLOSING MEMORANDUM.

Item 2.01.  Completion of Acquisition or Disposition of Assets

THE ACQUISITION
The Closing

On the Closing Date of October 3, 2007, the Company acquired 100% of the issued and outstanding stock of Ontario Limited.  The Company has asked its transfer agent to issue 1,250,000 common shares on a post-Forward Stock Split basis to Ontario Limited and its assignees.  On October 1, 2007 at the open of business, the Company effected a 52 for 1 Forward Split of its common shares.

Prior to entering the Agreement, there was no relationship between the Parties.

Ontario Limited is now a wholly owned subsidiary of the Company.

The Agreement contains customary representations, warranties and covenants of the Company and Ontario Limited for similar transactions.  Breaches of representations and warranties are secured by customary indemnification provisions.  The Parties have entered into a Closing Memorandum as of October 3, 2007 that specifies a five day period for Mr. Andrew Hamilton to resign from the Company, cancel 9,106,000 of his common shares of the Company on a pre-Forward Stock Split basis and appoint Mr. P. Leslie Hammond as sole officer and director.  Mr. Hammond and Mr. Hamilton also entered into an agreement whereby Mr. Hammond would purchase 461,000 of Mr. Hamilton’s remaining 466,000 pre-Forward Stock Split Shares for $30,000.  According to the Closing Memorandum, if Mr. Hamilton does not rescind and cancel 9,106,000 of his shares by October 5, 2007, he is in default and if this default is not cured by October 14, 2007, then the transaction can be rescinded by Ontario Limited.

Our historical financial statements before the Acquisition will be replaced with the historical financial statements of Ontario Limited before the Acquisition in all future filings with the Securities and Exchange Commission (the “SEC”).

As of the Closing Date, our board of directors consists of sole officer and director Andrew Hamilton, but it is anticipated that by Friday, October 5, 2007, Mr. Hamilton will resign as sole officer and director of the Company and P. Leslie Hammond will be appointed Director, President and Chief Executive Officer of the Company.

The issuance of 1,250,000 post Forward Stock Split shares of Common Stock to Ontario Limited and its assignees in connection with the Agreement was not registered under the Securities Act of 1933, as amended (the “Securities Act”), but rather in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated by the SEC under that section, which exempts transactions by an issuer not involving any public offering.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

Pro Forma Ownership

Immediately after giving effect to the shares issued to Ontario Limited under the Agreement, the 52 for 1 forward stock split, Mr. Hamilton’s share cancellations and Mr. Hamilton’s sale of shares to Mr. Hammond, the Company’s share ownership would be as follows:

•	46,178,000 shares issued and outstanding;
•	1,250,000 shares owned by Ontario Limited and its assignees;
•	260,000 shares owned by Andrew Hamilton;
•	23,972,000 shares owned by P. Leslie Hammond and assignees; and
•	20,696,000 shares owned by the current shareholders of the Company.

There are no warrants or options outstanding in the Company.

Accounting Treatment; Change of Control

The Agreement is being accounted for as a “reverse merger,” and Ontario Limited deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Acquisition will be those of Ontario Limited and will be recorded at its historical cost basis, and the consolidated financial statements after completion of the Agreement will include the assets and liabilities of Ontario Limited, historical operations of Ontario Limited, and operations of Ontario Limited after the Closing Date of the Acquisition.  Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.  Further, as a result of the issuance of the shares of Common Stock pursuant to the Agreement and the Closing Memorandum, a change in control of the Company will occur on October 5, 2007.  We continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934 (the “Securities Exchange Act”), as amended, following the Closing.

DESCRIPTION OF OUR BUSINESS

We are a natural resource exploration company engaged in the exploration of properties that may contain uranium minerals in Southern Ontario, Canada.  Our strategy is to complete exploration of a parcel in Monmouth township (“Monmouth”), continue initial exploration of properties near Longlac (“Longlac”) and Elliot Lake (“Elliot Lake”), respectively, and to acquire properties that are thought to be prospective for uranium exploration.  Monmouth has been the subject of historical exploration by another mining company the results of which, we believe, are promising.  We are focusing our own exploration efforts on the Monmouth property.  Neither Longlac nor the Elliot Lake properties have been the subject of historical exploration, but we believe that their location near other uranium producing land merits our initial exploration efforts.

Our properties do not have any established reserves. We plan to conduct exploration programs on these properties with the objective of ascertaining whether any of them contain commercially viable deposits of uranium.  As such, we are considered an exploration or exploratory stage company.  There is no assurance that a commercially viable mineral deposit exists on any of our properties, and further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined.  The Longlac and Elliot Lake properties will require a great deal more exploration work than at Monmouth.  We have no known reserves of uranium or any other type of mineral. Since inception, we have not established any proven or probable reserves on our mineral property interests.

The Uranium Industry

Uranium (U3O8) is one of the more common elements in the Earth's crust—about 40 times more common than silver and 500 times more common than gold.  It occurs in concentrated deposits called skarns which intrude into the existing rock formations, such as limestone.  When it is separated from the surrounding rock, by gravity separation, in situ methods, or otherwise, it can be refined or converted into a more concentrated form known as yellowcake.  Yellowcake can be processed to make fuel rods which are used by nuclear power plants to make electricity.

Demand for Uranium Generally

Demand for uranium in the United States, Canada, and Western Europe has increased steadily over the past 35 years, from 18,000,000 pounds per year in 1970, to 160,000,000 pounds in 2005 (figures are approximate).  These numbers are before considering nuclear reactors in the former Soviet bloc, South America or Asia.  The world is experiencing another wave of new nuclear plants being built: Finland and France are each building one; China alone has ordered four additional plants from Westinghouse and expressed interest in two plants of European design; and further construction is planned in Russia, India, and other nations of Asia.

Source: The Ux Consulting Company, LLC

This increased demand has affected uranium’s price on the world market.  Between 1987 and 2004, spot prices fluctuated between approximately $6-$16 per pound of U3O8.  Prices during 2004-2006 increased from approximately $15-$35 per pound.  During 2006-2007, prices climbed as high as $136 at June 25, 2007.

©UxC, The Ux Consulting Company, LLC

Generally speaking, uranium exploration activities include (i) prospecting, looking at the land’s surface structure and taking readings with a sciutollmeter, a device that detects the radioactive signature of uranium; (ii) geological mapping of surface rock outcroppings; (iii) surface trenching of outcroppings, removing the earth, brush, and trees from the underlying rock formations; (iv) sampling and assaying of underlying rock and performing geochemical analysis thereof; (v) line cutting comprised of cutting a grid through trees and brush; (vi) diamond drilling of exploratory vertical drill holes between 500-1,000 feet deep and analyzing the cores; and (vii) metallurgical analysis of small scale bulk sampling of prospective areas of the underlying rock.

Monmouth

Generally

In August, 2007, Ontario Limited purchased an option from Yvon Gagne, to acquire an undivided 100% interest in the mining rights associated with approximately 1,560 acres on Crown land.  Monmouth consists of 39 units within six mining claims.  Each unit covers approximately 40 acres.

The purchase price was (i) $20,000 that had been previously paid; (ii) 500,000 shares of common stock of Ontario Limited or its parent; and (iii) progress payments totaling $180,000 to be paid between May 14, 2008 and May 14, 2010.  Upon complete payment of the purchase price, Ontario Limited will be deemed to have exercised the option.

The seller retained a 3% royalty after cost recovery on the sale of mineral ore from mining operations.  Ontario Limited may reduce such royalty interest by half in exchange of a payment of $1.5 million.

Previous Exploration

In the 1960s, Northern Nuclear Mines Limited conducted an exploration program based on 44 diamond drill holes and one 10-ton bulk sample.  It commissioned a noted uranium geoscientist of the day to compile an analysis of the exploration.  He published a report in July 1968 (the “1968 Report”) in connection with the Monmouth claims, which is now in the public domain.  We are in possession of the 1968 Report and all underlying data.  In addition we are in possession of the metallurgical results conducted on the bulk sample by Lakefield Industries, now operated by SGS Laboratories.

The 1968 Report indicated that uranium mineralization is disseminated in a limestone skarn of a thickness between 15-60 feet.  The skarn horizon has been mapped for a length of 6,000 feet, 1,500 of which has been explored with detailed geological mapping, trenching, sampling and scientollometer surveys.  Drill core analysis of the skarn shows uranium values of between 1/10th pound to over six pounds per ton, averaging 0.9 pounds per ton.

The 1968 Report estimated that Monmouth contained at least 1,500,000 pounds of uranium, which, at today’s prices, would indicate a present value of $202.5 million.

Initial metallurgic tests underlying the 1968 Report indicate that greater than 80% of the uranium could be extracted from the surrounding rock by simple gravity separation comprised of crushing rock and removing the heavy uranium minerals by way of density separation.  Our own metallurgical studies will determine the optimal recovery procedures.

We believe that the 1968 Report and the underlying field program are of a high quality, gathered accurate data and have well supported conclusions.  However, new Canadian securities regulations prevent us from solely relying on the 1968 Report to quote historical reserves.  Instead, to be compliant with the new regulations, we need to repeat the exploration efforts that underlay the 1968 Report.  We are not required to do so in connection with filings with the SEC, but intend to follow its guidelines in quoting mineral reserves.

Current Exploration

As of the date of this report, we have paid independent contractors to dig 24 surface trenches by hand and have undertaken channel saw assaying of the trenches and are awaiting the results.  We are also in the process of completing 180 kilometers of cut grid to facilitate the property-wide geological mapping and prospection. Approximately 50% of this grid is now complete.  We expect these efforts will be completed by the end of December, 2007

During January, 2008, we expect to begin a comprehensive diamond drilling program to confirm the conclusions of the 1968 Report and to test newly discovered uranium occurrences.  By February, 2008, the Company plans to ship a number of bulk samples to Lakefield/SGS for metallurgical and recovery analysis.  When all field results have been received and compiled, the Company will prepare a pre-feasibility study of the Monmouth Project, and if we believe it to be sufficiently promising, we will use it to seek additional capital to prepare a complete feasibility study.  We will need to raise additional capital to prepare the feasibility study or conduct further mining activities.

Longlac and Elliot Lake

Longlac Generally

In August, 2007, Ontario Limited purchased a 100% undivided interest in eight mineral claims comprised of 128 units (approximately 5,120 acres) from 2060014 Ontario, Ltd.  The purchase price was $16,000 paid at closing and 375,000 shares of common stock of Ontario Ltd. or its parent.

Elliot Lake Generally

In August, 2007, Ontario Limited purchased a 100% undivided interest in four mineral claims comprised of 30 units (approximately 1,200 acres) from 2060014 Ontario, Ltd.  The purchase price was $3,750 paid at closing and 375,000 shares of common stock of Ontario Ltd. or its parent.

The Elliot Lake property is located approximately a ½ mile from the past producing Pronto mine, which, between 1955-1959, produced 2,100,000tons averaging approximately 2.3 pounds per ton.

Previous Exploration

The Longlac and Elliot Lake properties lie within high prospective areas of favorable rock for the discovery of uranium.  The current projects are “grass roots” and have no history of recorded work.  The programs to be conducted will be prospecting and limited mapping during the Fall of 2007.

Outlook

We are hopeful about these properties’ potential, but, in the near future, do not expect to engage in exploration beyond prospecting and surface geological mapping.  Were these efforts to reveal suspected deposits of significance, we would increase our exploration activity which could require that we raise additional capital.

History of the Company

Our History

We were incorporated in the State of Nevada on October 12, 2001 as Conscious Intention, Inc.  From inception through September 30, 2005, the Company was engaged in the business of developing executive coaching support materials to be sold on line. We intended to seek financing to implement this plan and to acquire certain software being developed by our then chief executive officer.   As financing was not forthcoming, in June, 2005, our former CEO sold the software business to John Wiley and Sons, Inc., financial publishers.  On November 10, 2005, Ms. Leduc sold the substantial portion of her interest in the Company to Mr. Andrew Hamilton, appointed him as Sole Officer and Director of the Company and resigned from all of her positions and offices at the Company. Mr. Hamilton attempted to conduct a management consulting business in the Company, but was not successful in attracting financing or customers.    In June, 2007, Mr. Hamilton abandoned his efforts to secure financing for the Company and began looking for a new direction.  In August, 2007, shareholders of the Company voted to amend the articles of incorporation to give the board of directors authority to change the corporation’s name and to increase the authorized shares to 500,000,000.

On September 14, 2007, the Company entered into the Agreement with Ontario Limited.

To indicate our new business focus and in anticipation of the Closing of the Agreement, we filed an amendment to our Articles of Incorporation with the Nevada Secretary of State on September 21, 2007 which changed our name to “Bancroft Uranium Inc” and increased our authorized capital stock from 10,000,000 shares of common stock, par value $0.001, to 500,000,000 shares of common stock, par value $0.001.

On October 1, 2007 we effected a 52 for 1 forward stock split.  The forward stock split was effective immediately prior to the opening of business on October 1, 2007. Immediately prior to the split we had 8,870,000 common shares issued and outstanding, after accounting for 1,100,000 shares cancelled by Mr. Andrew Hamilton in anticipation of the Closing.  Immediately following the stock split and giving effect to the cancellation of shares agreed to by Mr. Hamilton in the Closing Memorandum and the issuance of 1,250,000 shares to Ontario Limited, we will have 46,178,000 shares outstanding.

History of Ontario Limited

The Company was incorporated on August 24, 2007 and executed purchase agreements for Monmouth, Elliot Lake, and Longlac on August 31, 2007, August 27, 2007 and August 27, 2007 respectively.

Our address is 8655 East Via De Ventura, Suite G200, Scottsdale, AZ  85258.  Our phone number is (480) 346-1460.

Customers and Market

We expect that Cameco Corporation (“Cameco”) will be the sole customer of our end product, uranium ore.  Cameco has uranium processing and refining facilities at Port Hope, Ontario, located approximately 1½ hours from Monmouth.  Cameco has an additional facility at Blind River, Ontario, located less than one hour by road from Elliot Lake.  The Cameco installations are facilities which refine uranium ore, our end product, into fuel rods used in the operation of nuclear power plants.  Cameco also sells processed uranium worldwide.

Historically, Cameco’s facilities have unused capacity and purchase ore from all parties wishing to use its facilities.  In the recent past, Cameco has reported increased production from the facilities we expect to use.  There can be no assurance that Cameco will continue to have the refining capacity to purchase our ore.  Additional refining plants are available to purchase our product, but at greater distance and with higher transport costs.

Uranium is traded on world commodity markets.  Historically, these markets are highly liquid and may be volatile.  Spot purchase prices for uranium can be affected by a number of factors, all of which are beyond our control, including but not limited to:

•	fluctuation in the supply of, demand;
•	mining activities of others;
•	interest rates;
•	currency exchange rates;
•	inflation or deflation;
•	fluctuation in the value of the United States and Canadian dollars and other currencies; and
•	political and economic conditions of major uranium or other mineral-producing countries.

Competition

We compete with other exploration companies, many of which possess greater financial resources and technical abilities than we do.    Our main areas of competition are acquiring exploration rights and engaging qualified personnel.  The uranium exploration industry is highly fragmented, and we are a very small participant in this sector.  Many of our competitors explore for a variety of minerals and control many different properties around the world.  Almost all of them have been in business longer than we have and have probably established more strategic partnerships and relationships and have greater financial accessibility than we do.

There is significant competition for properties suitable for uranium exploration. As a result, we may be unable to continue to acquire interests in attractive properties on terms that we consider acceptable.

Environmental Regulation

Various levels of governmental controls and regulations address, among other things, the environmental impact of mineral exploration and mineral processing operations and establish requirements for decommissioning of mineral exploration properties after operations have ceased.  With respect to the regulation of mineral exploration and processing, legislation and regulations establish performance standards, air and water quality emission standards and other design or operational requirements for various aspects of the operations, including health and safety standards.  Legislation and regulations also establish requirements for decommissioning, reclamation and rehabilitation of mineral exploration properties following the cessation of operations and may require that some former mineral properties be managed for long periods of time after exploration activities have ceased.

Our exploration activities are subject to various levels regulations relating to protection of the environment, including requirements for closure and reclamation of mineral exploration properties.  As part of our planned feasibility study, we would secure all necessary permits for our exploration activities.  Obtaining such permits usually requires the posting of bonds for subsequent remediation of trenching, drilling and bulk sampling.  Delays in the granting of permits are not uncommon, and any delays in the granting of permits may adversely affect our exploration activities.  Additionally, necessary permits may be denied, in which case we will be unable to pursue any exploration activities on our properties.  It may be possible to appeal any denials of permits, but any such appeal will result in additional delays and expense.

We do not anticipate discharging water into active streams, creeks, rivers, lakes or any other bodies of water without an appropriate permit.  We also do not anticipate disturbing any endangered species or archaeological sites or causing damage to our properties.  Re-contouring and re-vegetation of disturbed surface areas will be completed pursuant to the applicable permits. The cost of remediation work varies according to the degree of physical disturbance.  It is difficult to estimate the cost of compliance with environmental laws since the full nature and extent of our proposed activities cannot be determined at this time.

In late 2002 the Government of Canada ratified the Kyoto Protocol, an international agreement designed to manage greenhouse gas emissions which became effective on February 16, 2005.  Other than as described in the 2005 Kyoto Plan, relatively few details regarding its implementation in Canada have been provided by the federal government. Numerous uncertainties regarding details of the Kyoto Protocol's implementation remain and there can be no assurance that future rules and regulations will not affect our ability to operate as planned. It may become necessary to develop and install certain equipment to mitigate adverse effects of rules and regulations on emission controls with a significant increase in capital or operating costs. If emissions cannot be physically controlled or mitigated to the satisfaction of new rules and regulations, tax or other fiscal means may be introduced to penalize us or otherwise increase our operating costs.

Changes in environmental regulation could have an adverse effect on us from the standpoint of product demand, product reformulation and quality, methods of production and distribution and costs, and financial results.  For example, requirements for cleaner-burning fuels could cause additional costs to be incurred, which may or may not be recoverable in the marketplace.  The complexity and breadth of these issues make it extremely difficult to predict their future impact on us.  Management anticipates that the implementation of new and increasingly stringent environmental regulations will increase necessary capital expenditures and operating expenses from present estimates.  Compliance with environmental regulation can require significant expenditures and failure to comply with environmental regulation will result in the imposition of fines and penalties, liability for clean up costs and damages and the loss of important permits.

Other Government Regulations

The Canadian federal government requires that Ontario Limited spend approximately Cdn$500 per acre (or approximately Cdn$800,000 in the aggregate for Monmouth) in exploration and development to maintain its claim in good standing.  Failure to maintain a claim in good standing results in forfeiture of the claim to the government.

Our proposed business will be affected by numerous laws and regulations, including energy, conservation, tax and other laws and regulations relating to the industry.  Any extraction operations will require permits or authorizations from federal, provincial or local agencies.

Employees

Neither we nor Ontario Limited currently have any employees other than our sole officer and director Andrew Hamilton.  By Friday, October 5, 2007, we anticipate having P. Leslie Hammond as our President, CEO and a director of the Company.  In the future, if our activities grow, we may hire additional personnel or consultants on an as-needed basis.

RISK FACTORS

ANY INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  ADDITIONAL RISKS AND UNCERTAINTIES NOT CURRENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO BECOME IMPORTANT FACTORS THAT MAY HARM OUR BUSINESS.  THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS AND UNCERTAINTIES.

We are a new enterprise intending to engage in the business of uranium exploration and mining. The business of acquiring, developing and producing uranium reserves is inherently risky. This section is organized as follows:

•	Risks related to our business
•	Risks related to our financial condition
•	Risks relating to our industry; and
•	Risks related to our common stock

Risks Related To Our Business

We Have No Operating History.  Accordingly, You Have No Basis Upon Which To Evaluate Our Ability To Achieve Our Business Objectives.

We are a development stage company and have never had revenue from operations.  As a company without an operating history and limited property interests or related assets, it is difficult for potential investors to evaluate our business.  Our proposed operations are therefore subject to all of the risks inherent in the establishment of a new business enterprise and must be considered in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the uranium mining industry.  Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products, services and technologies.  We may never overcome these obstacles.

We Have Not Yet Established Any Reserves And There Is No Assurance That We Ever Will.

There are numerous uncertainties inherent in estimating quantities of uranium resources, including many factors beyond our control, and no assurance can be given that the recovery of uranium will be realized.  In general, estimates of recoverable uranium resources are based upon a number of factors and assumptions made as of the date on which the resource estimates were determined, such as geological and engineering estimates which have inherent uncertainties and the assumed effects of regulation by governmental agencies and estimates of future commodity prices and operating costs, all of which may vary considerably from actual results.  All such estimates are, to some degree, uncertain and classifications of resources are only attempts to define the degree of uncertainty involved.  For these reasons, estimates of the recoverable uranium, the classification of such resources based on risk of recovery, prepared by different engineers or by the same engineers at different times, may vary substantially.

Our Lack Of Diversification Will Increase The Risk Of An Investment In Us, As Our Financial Condition And Results Of Operations May Deteriorate If We Fail To Diversify.

Only Monmouth is in an active state of exploration.  Efforts at Elliot Lake and Longlac have not progressed beyond initial prospecting and surveying.  The majority of our efforts and spending are on the Monmouth property.  Larger companies have the ability to manage their risks over many properties.  However, we will lack diversification, in terms of both the nature and geographic scope of our business.  As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified, enhancing our risk profile. If we cannot diversify our operations, our financial condition and results of operations could deteriorate.

Relationships Upon Which We May Rely Are Subject To Change, Which May Diminish Our Ability To Conduct Our Operations.

To develop our business, it will be necessary for us to establish business relationships which may take the form of joint ventures with private parties and contractual arrangements with other companies, including those that supply equipment and other resources that we expect to use in our business.  We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them.  In addition, the dynamics of our relationships may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain our relationships. If these relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

We May Not Be Able To Effectively Establish Operations Or Manage Our Growth, Which May Harm Our Profitability.

Our strategy envisions establishing and expanding our business.  If we are successful at establishing operations at Monmouth and elsewhere, we may be unable to manage our growth.  Growth may place a strain on our management systems and resources.  We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources.  As we grow, we must continue to hire, train, supervise and manage new personnel. We cannot assure you that we will be able to:

▪	meet our capital needs;
▪	expand our systems effectively or efficiently or in a timely manner;
▪	allocate our human resources optimally;
▪	identify and hire qualified employees or retain valued employees; or
▪	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth, our operations and our financial results could be adversely affected by inefficiency, which could diminish our profitability.

Competition In Obtaining Rights To Acquire And Develop Uranium Reserves And To Market Our Production May Impair Our Business.

The uranium industry is highly competitive. Other companies may seek to acquire property leases and other properties and services we will need to operate our business in the areas in which we expect to operate. This competition has become increasingly intense as the price of uranium on the commodities markets has risen sharply in recent years.

Additionally, other companies engaged in our line of business may compete with us from time to time in obtaining capital from investors.  Competitors include larger companies, which, in particular, may have access to greater resources, may be more successful in the recruitment and retention of qualified employees and may conduct their own refining capacity which may give them a competitive advantage.  If we are unable to compete effectively or adequately respond to competitive pressures, this inability may materially adversely affect our business.

The uranium industry competes with other industries in supplying energy, fuel, and related products to consumers.  If another industry were to be able to produce fuel and electricity more cheaply than the uranium alternative, fewer nuclear power plants may be built restricting the growth in demand for our product.  Development of new projects or expansion of existing operations could materially increase the supply of recoverable uranium.  Depending upon the levels of future demand, increased supplies could negatively impact the prices obtained for uranium.

Our Business May Suffer If We Do Not Attract And Retain Talented Personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion integrity and good faith of our management and other personnel in conducting our intended business.  We presently have a small management team which we intend to expand in conjunction with our planned operations and growth.  The loss of a key individual or our inability to attract suitably qualified staff could materially adversely impact our business.  We do not have written agreements in place with any employees, but we anticipate having such agreements in place soon.  There can be no assurance that such agreements will be adequate to retain our employees.

Our success depends on the ability of our management to interpret market and geological data correctly and to interpret and respond to economic, market and other conditions in order to locate and adopt appropriate investment opportunities, monitor such investments, and ultimately, if required, to successfully divest such investments.  Our future success also depends on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, and marketing personnel.  Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, integrate or retain sufficiently qualified personnel.

Our Management Team Does Not Have Extensive Experience In Public Company Matters, Which Could Impair Our Ability To Comply With Legal And Regulatory Requirements.

Our management team has had limited U.S. public company management experience or responsibilities, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws, including filing required reports and other information required on a timely basis.  There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations.  Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and result in the deterioration of our business.

Losses And Liabilities Arising From Uninsured Or Under-Insured Hazards Could Have A Material Adverse Effect On Our Business.

Our proposed unconventional uranium operations will be subject to the customary hazards of recovering, transporting and processing hydrocarbons, such as fires, explosions, gaseous leaks, and migration of harmful substances.  A casualty occurrence might result in the loss of equipment or life, as well as injury, property damage or other liability.  We have not made a determination as to the amount and type of insurance that we will carry. It cannot be assured that our insurance will be sufficient to cover any such casualty occurrences or disruptions.  Our operations could be interrupted by natural disasters or other events beyond our control. Losses and liabilities arising from uninsured or under-insured events could have a material adverse effect on our business, financial condition and results of operations.

Because Our Officers Have Other Business Interests, They May Not Be Able To Devote A Sufficient Amount Of Time To Our Business Operation, Causing Our Business To Fail.

Our officers and directors presently possess adequate time to attend to our interests.  In the future, our management will use their best efforts to devote sufficient time to the management of our business and affairs and, provided additional staff may be retained on acceptable terms, to engage additional officers and other staff should additional personnel be required.  However, it is possible that our demands on management's time could increase to such an extent that they come to exceed their available time, or that additional qualified personnel cannot be located and retained on commercially reasonable terms.  This could negatively impact our business development.

Risks Related To Our Financial Condition

We Have A History Of Losses, An Accumulated Deficit, And Expect To Continue To Incur Losses.

Our Company has never had any revenues.  Ontario Limited has incurred losses of $1,136 from inception until August 31, 2007.  We expect to lose money for the foreseeable future while we explore and develop uranium reserves at Monmouth and elsewhere.

We Will Need Additional Capital to Complete a Feasibility Study or Conduct Mining Activities Beyond a Pre-Feasibility Study.

We currently have no cash or cash equivalents.  We believe we can secure sufficient capital through sales of our common stock to provide a budget that will enable us to conduct sufficient exploration of Monmouth to prepare a pre-feasibility study evaluation of the property, similar in content to the 1968 Report.  If it is sufficiently promising to merit further exploration or mining activity, we will need to raise further additional capital.  Failure to do so could result in our having to restrict or cease operations.

We will be dependent on raising capital, debt or equity, from outside sources to pay for continued exploration and development of our property.  Such capital may not be available to us when we need it, if at all.  The issuance of additional equity securities by us will result in a dilution to our current shareholders which could depress the trading price of our common stock.  Obtaining debt financing will increase our liabilities and future cash commitments.  If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business and be required to scale back or cease our operations.  The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Our Independent Registered Public Accounting Firm Has Expressed Doubt About Our Ability To Continue As A Going Concern.  This Could Make It More Difficult For Us To Raise Funds And Adversely Affect Our Relationships With Lenders, Investors And Suppliers.

Our independent registered public accounting firm, Robison Hill & Co, included an explanatory paragraph that expresses doubt as to our ability to continue as a going concern.  Although we believe that we can overcome such doubt in the future, we cannot provide any assurance that we will in fact operate our business profitably or obtain sufficient financing to sustain our business in the event we are not successful in our efforts to generate sufficient revenue and operating cash flow.  Accordingly, there can be no assurance that the report of our auditors on our future financial statements for any future period will not include a similar explanatory paragraph if we are unable successfully implement our business plan.  The expression of such doubt by our auditors or our inability to overcome the factors leading to such doubt could have a material adverse effect on our business.

Risks Related To Our Industry

Exploration For Uranium Deposits Is Inherently Speculative.  There Can Be No Assurance That We Will Establish Commercial Discoveries At Monmouth or Elsewhere.

Exploration for economic reserves of uranium is subject to a number of risk factors.  Few properties that are explored are ultimately developed into a producing mine. Our properties are in the exploration stage only and are without proven reserves. We may not establish commercial discoveries on any of our properties.

There are numerous uncertainties inherent in estimating quantities of uranium deposits, including many factors beyond our control, and no assurance can be given that expected levels of resources or recovery of resources will be realized.  In general, estimates of recoverable deposits are based upon a number of factors and assumptions made as of the date on which resource estimates are determined, such as geological and engineering estimates which have inherent uncertainties and the assumed effects of regulation by governmental agencies and estimates of future commodity prices and operating costs, all of which may vary considerably from actual results.  All such estimates are, to some degree, uncertain and classifications of resources are only attempts to define the degree of uncertainty involved.  For these reasons, estimates of the recoverable uranium, the classification of such resources based on risk of recovery, prepared by different engineers or by the same engineers at different times, may vary substantially.

Prices And Markets For Uranium Are Unpredictable And Tend To Fluctuate Significantly, Which Could Reduce Profitability, Growth And The Value Of Our Proposed Business.

Our revenues and earnings, if any, will be highly sensitive to the price of uranium.  Prices are subject to large fluctuations in response to relatively minor changes in supply and demand, market uncertainty and a variety of additional factors beyond our control.

Uranium prices have fluctuated widely in recent years and we expect continued volatility and uncertainty in prices.  A prolonged period of low prices could affect the value of our properties and the level of spending on growth projects, and could result in curtailment of production on some properties.  Accordingly, low uranium prices in particular could have an adverse impact on our financial condition and liquidity and results of operations.

Existing Environmental Regulations Impose Substantial Operating Costs Which Could Adversely Effect Our Business.

Environmental regulation affects nearly all aspects of our operations.  These regulatory regimes are laws of general application that apply to us in the same manner as they apply to other companies and enterprises in the energy industry.  Uranium mining presents environmental risks and hazards and are subject to environmental regulation pursuant to a variety of federal, provincial, and local laws and regulations.  Environmental legislation provides for, among other things, restrictions and prohibitions on emissions and deposits of various substances produced in association with our operations.  The legislation also requires that facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities.  Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material.

Abandonment And Reclamation Costs Are Unknown And May be Substantial.

Certain environmental regulations govern the abandonment of project properties and reclamation of lands at the end of their economic life, the costs of which may be substantial.  A breach of such regulations may result in the issuance of remedial orders, the suspension of approvals, or the imposition of fines and penalties, including an order for cessation of operations at the site until satisfactory remedies are made. It is not possible to estimate with certainty abandonment and reclamation costs since they will be a function of regulatory requirements at the time.

Changes In The Granting of Governmental Approvals Could Raise Our Costs And Adversely Effect Our Business.

Permits, leases, licenses, and approvals are required from a variety of regulatory authorities at various stages of exploration and development.  There can be no assurance that the various government permits, leases, licenses and approvals sought will be granted in respect of our activities or, if granted, will not be cancelled or will be renewed upon expiration.  There is no assurance that such permits, leases, licenses, and approvals will not contain terms and provisions which may adversely affect our exploration and development activities.  The complexity and breadth of these issues make it extremely difficult to predict their future impact on us.  Management anticipates capital expenditures and operating expenses could increase in the future as a result of the implementation of new and increasingly stringent environmental regulations.

We Are Exposed To Fluctuations In The Exchange Rate Between The U.S. Dollar And The Canadian Dollar.

Substantially all our cash is denominated in U.S., Dollars while substantially all  our costs of operations are paid in Canadian Dollars.  Over the past three years, the U.S. Dollar has depreciated against he Canadian Dollar by approximately one-third.  Whether this trend will continue cannot be predicted.  Our financial statements and the pro forma financial statements included herein are presented in U.S. dollars.  We expect that once development begins, we will receive a substantial portion of our revenue by reference to U.S. dollar denominated prices, although a substantial amount of our operating costs will be denominated in Canadian dollars.  Continued fluctuations in exchange rates between the U.S. and Canadian dollar may give rise to foreign currency exposure, either favorable or unfavorable, creating another element of uncertainty.

Our Inability to Obtain Necessary Facilities Could Hamper Our Operations.

Mining activities are dependent on the availability of equipment, transportation, power and technical support in the particular areas where these activities will be conducted, and our access to these facilities may be limited.  Demand for such limited equipment and other facilities or access restrictions may affect the availability of such equipment to us and may delay exploration and development activities.  Shortages or the unavailability of necessary equipment or other facilities will impair our activities, either by delaying our activities, increasing our costs or otherwise.

Risks Related To Our Common Stock

There Is No Established Trading Market For Our Common Stock Which May Impair Your Ability To Sell Your Shares.

Our common stock is currently quoted on the Over-the-Counter Bulletin Board under the symbol “BCFT.”  There has been no established trading market for our common stock since our inception.  The lack of an active market may make it difficult to obtain accurate quotations of the price of our common stock. and impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable.  The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

The Market Price Of Our Common Stock Is Likely To Be Highly Volatile And Subject To Wide Fluctuations.

Assuming we are able to establish and maintain an active trading market for our common stock, the market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

▪	announcements of acquisitions, reserve discoveries or other business initiatives by our competitors;
▪	changes in the demand for uranium, including changes resulting from the introduction or expansion of alternative fuels;
▪	announcements by relevant governments pertaining to incentives for alternative energy development programs;
▪	quarterly variations in our revenues and operating expenses;
▪
dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

▪	significant sales of our common stock, including sales by selling stockholders and by future investors in future offerings we expect to make to raise additional capital;
▪	changes in analysts’ estimates affecting us, our competitors or our industry;
▪	changes in the valuation of similarly situated companies, both in our industry and in other industries;
▪	changes in the accounting methods used in or otherwise affecting our industry; or
▪	fluctuations in interest rates and the availability of capital in the capital markets;

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and our results of operations and financial condition.

Our Operating Results May Fluctuate Significantly, And These Fluctuations May Cause Our Stock Price To Decline.

Our operating results will likely vary in the future as the result of fluctuations in our revenues and operating expenses, including the coming to market of reserves that we are able to develop, expenses that we incur, the price of uranium in the commodities markets and other factors.  If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

Applicable SEC Rules Governing The Trading Of “Penny Stocks” Will Limit The Trading And Liquidity Of Our Common Stock, Which May Affect The Trading Price Of Our Common Stock.

Our common stock is presently considered to be a “penny stock” and is subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded and regulate broker-dealer practices in connection with transactions in such stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty investors may experience in attempting to liquidate such securities.

NASD Sales Practice Requirements May Also Limit A Stockholder’s Ability To Buy And Sell Our Stock.

In addition to the penny stock rules described above, the National Association of Securities Dealers (“NASD”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We Do Not Expect To Pay Dividends In The Foreseeable Future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business.  Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all.  Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in the common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operation

Both we and Ontario Limited are development stage companies with no revenues.  We expect that the Agreement will cause our plan of operation, results of operations and capital resources to differ materially from our financial position as it existed prior to the Agreement.

Our business strategy is described under “Description of our Business—Monmouth—Current Exploration” and “—Elliot Lake and Longlac—Outlook.”

Selected Financial Information
At August 31,2007
Current Assets	$10
Total Assets	218,709
Current Liabilities	78,699
Total Liabilities	218,689
Stockholders’ Equity	10

Results of Operations

Since our respective inceptions, neither we nor Ontario Limited have generated any revenues.   Ontario Limited’s net loss since inception is $1,136.

Cash Flows from Financing Activities

We have borrowed $181,146 primarily in the form of a promissory note still due on our mineral property.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Impairment of Long-Lived Assets- Mineral Properties

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Stock-based compensation.

As of September 30, 2007, the Company has not issued any share-based payments to its employees.

The Company adopted SFAS No. 123-R effective January 1, 2007 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2007, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

New Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

In June 2006, the Financial Accounting Standards Board  issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109”, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN

48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.  The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

Liquidity

Ontario Limited had $10 in cash as of August 31, 2007.  Bancroft Uranium has no cash.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Prior to the Closing, our executive offices were located in the home of Andrew Hamilton, our sole officer and director, at no cost to us.  Ontario Limited neither owns nor leases any real property.  Our interest in Monmouth, Elliot Lake and Longlac are rights to conduct exploration and mining activities upon the underlying property.

SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as the Closing Date, after giving effect to the Closing and the transactions contemplated by the Closing Memorandum by (i) each person who, to our knowledge, owns more than 5% of the Common Stock; (ii) each of the directors and executive officers of the Company; and (iii) all of our executive officers and directors as a group.  Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power.  Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of the Closing Date are deemed outstanding for computing the share ownership and percentage of the person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
P. Leslie Hammond (1)	23,972,000	51.9%
Andrew Hamilton (2)	260,000	0.56%
All officers and directors as a group (4 persons)	24,232,000	52.46%

(1)
The address for Mr. Hammond is Suite 315, 185 – 911 Yates Street, Victoria, B.C., Canada.  This number assumes the purchase of the shares from Andrew Hamilton as contemplated in the Closing Memorandum.  This number also assumes no assignment of those shares.

(2)	The address for Mr. Hamilton is 302 - 1275 Hamilton St., Vancouver BC, V6B 1E2, Canada. This assumes the sale and cancellation of Mr. Hamilton’s shares pursuant to the Closing Memorandum.

DIRECTORS AND EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

Directors serve until the next annual meeting of the stockholders; until their successors are elected or appointed and qualified, or until their prior resignation or removal.  Officers serve for such terms as determined by our board of directors. Each officer holds office until such officer’s successor is elected or appointed and qualified or until such officer’s earlier resignation or removal.  No family relationships exist between any of our present directors and officers.

The following table sets forth certain information, as anticipated to be on October 5, 2007, with respect to our directors, executive officers.

Name	Positions Held	Age	Date of Election or Appointment
P. Leslie Hammond	Chief Executive Officer, President, Director	61	October 5, 2007

P. Leslie Hammond is a chartered accountant who has been employed since 1985 as the President of Hammond Management Corporation based in Victoria, British Columbia.  At Hammond Management Corporation, Mr. Hammond provides private and public companies with a wide variety of management and advisory services.  Mr. Hammond has a bachelor of arts from Simon Fraser University in Economics and Commerce and has been a chartered accountant since 1974.
The Company has not yet adopted a code of ethics.

Board Committees

We presently have no board committees.  We intend to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the national securities exchanges at such time, if ever, we become subject to such requirements.  Therefore, we intend that a majority of our directors will eventually be independent directors and at least one director will qualify as an “audit committee financial expert.”  Additionally, we expect to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee.  Until further determination, the full board will undertake the duties of the audit committee, compensation committee and nominating committee.  We do not currently have an “audit committee financial expert” since we currently do not have an audit committee in place.

EXECUTIVE COMPENSATION

Executive Compensation

None of our previous or current executives has ever been paid a salary or compensation of any kind.

Outstanding Equity Awards (Options) At Fiscal Year-End

Neither Mr. Hamilton or Mr. Hammond had been granted any options as of the last fiscal year end or as of the Closing Date.

Agreements With Officers, Directors And Consultants

None.

Stock Options and Warrants

The Company has no outstanding stock options or warrants and does not have a stock option plan.

Compensation of Directors

None of our directors received any compensation for their services as directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August, a shareholder of Ontario Limited paid $1,136 in incorporation costs.

Ontario Limited has entered into an office services agreement for its facilities in Scottsdale, Arizona.

In connection with the Agreement, Andrew Hamilton, sole officer and director of the Company has agreed to resign and appoint Ontario Limited officer, P. Leslie Hammond, as sole officer and director of the Company.    Mr. Hamilton had also agreed to cancel and return to treasury 9,106,000 of his total shares of the Company on or before the closing.  The closing was scheduled to take place no later than September 28, 2007.    The closing did take place on October 3, 2007.  Mr. Hamilton’s resignation and the appointment of Mr. Hammond as the sole officer and director of the Company is now scheduled to take place on Friday, October 5, 2007.  1,100,000 of Mr. Hamilton’s common shares of the Company were cancelled in connection with the Agreement prior to the effectiveness of the Company’s Forward Stock Split.  The remaining pre-Forward Stock Split 8,006,000 of Mr. Hamilton’s shares to be cancelled in connection with the Agreement are scheduled to be cancelled on Friday, October 5, 2007.

In a separate transaction, Mr. Hamilton has agreed to sell 461,000 of his remaining 466,000 common shares of the company on a pre-Forward Stock Split basis to Mr. Hammond or his assignees in a private transaction for $30,000.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our Articles of Incorporation authorize the issuance of 500,000,000 shares of common stock, $0.001 par value.

Capital Stock Issued and Outstanding

After giving effect to the Agreement and the Closing Memorandum, there will be 46,178,000 shares of our common stock issued and outstanding.  As of September 28, 2007, there were 9,970,000 shares of our common stock issued and outstanding.

On September 14, 2007, our Board of Directors approved a 52 for 1 forward stock split in the form of a dividend which was effected immediately prior to the open of business on October 1, 2007.    Immediately prior to the split we had 8,870,000 common shares issued and outstanding, after giving effect to the cancellation of 1,100,000 of Andrew Hamilton’s shares in anticipation of the Agreement.  Immediately following the split and giving effect to the Agreement and the Closing Memorandum, we will have 46,178,000 shares of our common stock issued and outstanding.

Description of Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a stockholder vote.  Holders of our common stock do not have cumulative voting rights. Therefore, holders of a majority of our shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of the capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.  A vote by the holders of a majority of our outstanding shares of common stock is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of common stock are entitled to share in all dividends that our Board or Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over our common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our Articles of Incorporation do not authorize the issuance of preferred stock.

Warrants and Options

There are no outstanding warrants or options to purchase shares of the Company.

Transfer Agent

Our transfer agent is Pacific Stock Transfer of 500 E. Warm Springs Road, Suite 240, Las Vegas NV 89119, telephone (702) 361-3033.

MARKET FOR COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “BCFT.”

There have never been any public transactions in our stock.

Dividends

We have never declared any cash dividends with respect to our common stock.  Future payment of dividends is within the discretion of our Board of Directors and will depend on our earnings, capital requirements, financial condition and other relevant factors.  Although there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock.

Equity Compensation Plans

None.

LEGAL PROCEEDINGS

From time to time we may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims are pending against or involve us that, in the opinion of management, could reasonably be expected to have a material adverse effect on its business and financial condition.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

RECENT SALES OF UNREGISTERED SECURITIES

None.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Nevada Law

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers.  The director or officer must have conducted himself in good faith and reasonably believe that his conduct was in, or not opposed to our best interest.  In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he believes he has met the standards and  will personally repay the expenses if it is determined such officer or director did not meet the standards.

Bylaws

Our Bylaws provide that our directors shall cause us to indemnify a director or former director of ours and that we may indemnify a director or former director of a corporation of which we are or were a shareholder against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonable incurred by him including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is made a party by reason of his being or having been a director of ours or of such corporation, including an action brought by  us or such other corporation.

Our Bylaws further provide that we have the power to indemnify any officer, employee, or agent of ours or of which we are or were a shareholder against all costs, charges and expenses incurred by him and resulting from his acting as an officer, employee or agent of ours or such other corporation.

Our Bylaws also provide that we may purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of ours or of a corporation of which we are or were a shareholder against a liability incurred by him as a director, officer, employee or agent.

Articles of Incorporation

Our Articles of Incorporation provide a limitation of liability in that no director or officer shall be personally liable to us or any of our shareholders for damages for breach of fiduciary duty as director or officer involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or unlawful payment of dividends.

Indemnification Under The Securities Act

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under Nevada law or otherwise, we have been advised the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by our director, officer or controlling person in successful defense of any action, suit, or proceeding) is asserted by our director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by us is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

See Item 9.01(d) below, which is incorporated by reference herein.

DESCRIPTION OF EXHIBITS

See Exhibit Index below and the corresponding exhibits, which are incorporated by reference herein.

Item 5.01	Changes in Control of the Registrant

As a result of the Agreement and the Closing Memorandum, the Company will experience a change in control, with the former stockholders of Ontario Limited acquiring control of the Company. The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 5.06	Change in Shell Company Status

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference. As a result of the completion of the Agreement, we believe that we are no longer a shell company, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Securities Exchange Act.

Item 9.01	Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Current Report, which disclosure is incorporated herein by reference.

 (a) Financial Statements of Business Acquired

In accordance with Item 9.01(a), Ontario Limited’ audited financial statements as of August 31, 2007 are included with this Current Report beginning on Page F-1.

(b) Pro forma financial information

In accordance with Item 9.01(b), unaudited pro-forma consolidated financial statements are included with the Current Report beginning on Page F-13.

(c) Exhibits

Exhibit No.	Description
2.1
Share Purchase Agreement, dated September 14, 2007, among the Registrant, 2146281 Ontario Limited, an Ontario, Canada corporation (“Ontario Limited” or “214”) and Gravhaven Limited, a Cayman Island corporation (“Gravhaven”).*

3.1	Articles of Incorporation as filed with the Nevada Secretary of State on April 7, 2004(1)
3.2	Amended and Restated Articles of Incorporation filed with the Nevada Secretary of State on September 24, 2007 (2)
3.3	By-Laws(3)
10.1	Closing Memorandum between the Registrant, Andrew Hamilton and P. Leslie Hammond, dated October 3, 2007. (4)
10.2	Elliot Lake South Project Agreement dated August 27, 2007 between 2146281 Ontario Limited and 2060014 Ontario Limited. (4)
10.3	LongLac Project Agreement dated August 27, 2007 between 2146281 Ontario Limited and 2060014 Ontario Limited. (4)
10.4	Monmouth Agreement dated August 31, 2007 between 2146281 Ontario Limited and Yvon Gagne. (4)

(1)	Incorporated by reference to the Registrant’s Form 8-K, dated September 14, 2007.
(2)	Incorporated by reference to the Registrant’s Form DEF 14C, dated August 2, 2007.
(3)	Incorporated by reference to the Registrant’s Form SB-2, dated April 12, 2002.
(4)	Filed herewith.

2146281 ONTARIO INC.

(An Exploration State Company)

-:-

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS REPORT

AUGUST 31, 2007

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS REPORT

To the Board of Directors
2146281 Ontario Inc.

(An Exploration State Company)
North Saanich, B.C., Canada

We have audited the accompanying balance sheet of 2146281 Ontario Inc. (an exploration state company) as of August 31, 2007, and the related statements of operations and cash flows for the period from August 24, 2007 (inception) to August 31, 2007, and the cumulative period from August 24, 2007 (inception of exploration state) to August 31, 2007, and the statement of stockholders’ equity for the period from August 24, 2007 (inception) to August 31, 2007.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 2146281 Ontario Inc. (an exploration state company) as of August 31, 2007, and the results of its operations and its cash flows for the period from August 24, 2007 (inception) to August 31, 2007, and the cumulative period from August 24, 2007 (inception of exploration state) to August 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is an exploration state company and has no source of revenues which raises substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Robison Hill & Co.

Certified Public Accountants

Salt Lake City, Utah
September 20, 2007

2146281 ONTARIO INC.
(An Exploration State Company)

BALANCE SHEET

AUGUST 31, 2007

ASSETS

Current asset:
Cash and cash equivalents	$10
Property, plant and equipment, at cost:
Uranium properties	218,699
Total assets	$218,709

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities:
Account payable	$38,699
Current portion of long-term debt	40,000
Total current liabilities	78,699
Long-term debt, less current portion	140,000

Total liabilities	218,699

Shareholders’ equity (deficit):
Common stock, shares authorized: unlimited; no par value; shares issued and outstanding: 100	10
Contributed capital	1,136
Deficit accumulated during exploration state	(1,136)

Total shareholders’ equity (deficit)	10
$218,709

The accompanying notes to financial statements are an integral part of these statements.

2146281 ONTARIO INC.
(An Exploration State Company)
STATEMENTS OF OPERATIONS

	For the Period	Cumulative
	From	From
	August 24, 2007	August 24, 2007
	(Inception)	Inception of
	To	exploration
	August 31, 2007	state
Revenues:	$-	$-

Expenses:
General and administrative	1,136	1,136

Net Loss	$(1,136)	$(1,136)

Basic & Diluted Earnings Per Share	$(11.36)

Weighted Average Shares	100

The accompanying notes to financial statements are an integral part of these statements.

2146281 ONTARIO INC.
(An Exploration State Company)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM AUGUST 24, 2007 (INCEPTION) TO AUGUST 31, 2007

				Cumulative
				From
				August 24, 2007
				Inception of
			Contributed	exploration
	Shares	Stock	Capital	state
Balance at August 24, 2007 (inception)	-	$-	$-	$-

Stock issued for cash	100	10	-	-
Contributed capital	-	-	1,136	-
Net loss	-	-	-	(1,136)

Balance at August 31, 2007	100	$10	$1,136	$(1,136)

The accompanying notes to financial statements are an integral part of these statements.

2146281 ONTARIO INC.
(An Exploration State Company)

STATEMENTS OF CASH FLOWS

	For the period from August 24, 2007 (inception) to To August 31, 2007	Cumulative from August 24, 2007 Inception of Exploration State
Net loss	$(1,136)	$(1,136)

Effect of changes in working capital items—
Increase in account payable	38,699	38,699
Net cash provided by (used by) operating activities	37,563	37,563

Investing activities:
Additions to property, plant and equipment—
Monmouth	200,000	200,000
Elliot Lake	3,550	3,550
Longlac	15,149	15,149

Net cash used in investing activities	(218,699)	(218,699)
Financing activities:
Proceeds from (payments of) borrowings	180,000	180,000
Issuance of common stock, net	10	10
Contributed capital	1,136	1,136
Net cash provided by financing activities	181,146	181,146
Net increase (decrease) in cash and cash equivalents	10	10
Cash and cash equivalents, beginning of year	-	-
Cash and cash equivalents, end of year	$10	$10

The accompanying notes to financial statements are an integral part of these statements.

1.  NATURE OF OPERATIONS AND GOING CONCERN

This summary of accounting policies for 2146281 Ontario Inc. (an exploration state company) is presented to assist in understanding the Company's financial statements.  The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

The accompanying consolidated financial statements have been prepared on the basis of accounting principles applicable to a “going concern”, which assume that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

Several conditions and events cast doubt about the Company’s ability to continue as a “going concern”.  The Company is an exploration state company, and has no source of revenues at August 31, 2007.  These factors raise substantial doubt about the Company's ability to continue as a going concern. Management continues to actively seek additional sources of capital to fund current and future operations. There is no assurance that the Company will be successful in continuing to raise additional capital, establishing probable or proven reserves, or determining if the mineral properties can be mined economically. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Description of the Company

2146281 Ontario Inc. (“214”) was incorporated on August 24, 2007 under the laws of the Province of Ontario, Canada. The Company is primarily engaged in the business of acquiring, exploring, developing and mining uranium properties. At present the Company owns undeveloped uranium properties in the Province of Ontario, Canada.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Uranium Properties

Capitalization of Development Costs.   All acquisition and development costs (including financing, salary and related overhead costs) incurred in connection with the various uranium properties are capitalized. Exploration and evaluation costs associated with uranium properties will be expensed as incurred until such time that the existence of a commercially mineable uranium deposit is confirmed. All properties with significant acquisition or incurred costs will be evaluated for their realizability on a property-by-property basis. Any impairment of such costs will be recognized through a reduction in the net carrying value of the asset. (See Note 3—“Uranium Properties—Property Realizability”).

Depreciation and Depletion.   Depletion of uranium mineral interests, permits, licenses and related development costs will be computed on a property-by-property basis using the units-of-production method based on each projects pounds of recoverable uranium. Depreciation and depletion will be provided on the investment costs, net of salvage value, of the various uranium properties’ production plants and related equipment using the estimated production life of the uranium reserves. During the periods that our facilities are not in production, depletion on our mineral interests, permits, licenses and development properties will be ceased. Depreciation and depletion of our plant facilities, machinery and equipment would continue, at significantly reduced amounts, in accordance with the level of stand-by activity being conducted at each site. Other ancillary plant equipment and vehicles will be depreciated using a straight line method based upon the estimated useful lives of the assets.

Other Property, Plant and Equipment

Other property, plant and equipment consists of corporate office equipment, furniture and fixtures and transportation equipment. Depreciation on other property will be computed based upon the estimated useful lives of the assets. Repairs and maintenance costs will be expensed as incurred. Gain or loss on disposal of such assets will be recorded as other income or expense as such assets are disposed.

Capitalization of Interest

The Company will capitalize interest cost with respect to properties undergoing exploration or development activities that are not subject to depreciation or depletion. The average interest rate on outstanding borrowings during the period is used in calculating the amount of interest to be capitalized. No interest was capitalized in the period ended August 31, 2007.

Restoration and Remediation Costs (Asset Retirement Obligations)

Various federal and provincial mining laws and regulations require the Company to reclaim the surface areas and restore underground water quality for its mine projects to the pre-existing mine area average quality after the completion of mining. In August 2001, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 143, “Accounting for Asset Retirement Obligations,” which established a uniform methodology for accounting for estimated reclamation and abandonment costs. The statement will be adopted by the Company. Reclamation costs will be allocated to expense over the life of the related assets and will be periodically adjusted to reflect changes in the estimated present value resulting from the passage of time and revisions to the estimates of either the timing or amount of the reclamation and remediation costs.

In March 2005, the FASB issued Interpretation 47 (“FIN 47”), “Accounting for Conditional Asset Retirement Obligations”—an interpretation of FASB No. 143. FIN 47 clarifies that the term “conditional asset retirement obligation” as used in SFAS No. 143 refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. FIN 47 requires a liability to be recognized for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective for fiscal years ending after December 15, 2005.

Future reclamation and remediation costs will be accrued based on management’s best estimate at the end of each period of the costs expected to be incurred at each project. Such estimates are determined by the Company’s engineering studies calculating the cost of future of surface and groundwater activities.

Concentration of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

Fair Value of Financial Instruments

The carrying value of the Company's financial instruments, including accounts payable and accrued liabilities at August 31, 2007 approximates their fair values due to the short-term nature of these financial instruments.

Revenue Recognition for Uranium Sales

The Company will deliver uranium to its customers at third-party conversion facilities. The third-party converters warehouse our uranium and will transfer title to our customers via book transfer upon instructions supplied by the Company. The Company recognizes revenue from the sale of uranium when title to the uranium transfers and delivery is completed through such book transfer.

Earnings (Loss) Per Share

Net earnings (loss) per common share—basic is calculated based on the weighted average shares outstanding during the period and net earnings (loss) per common share—diluted has been calculated assuming the exercise or conversion of all dilutive securities.

The weighted average number of shares used to calculate basic and diluted earnings (loss) per share was 10 and 1,250,010 respectively in 2007. The difference in the number of weighted average shares used to calculate basic and diluted earnings per share in 2007 resulted from potential common stock issuances of shares related to the Company’s obligations to issue common stock under the terms of various mineral acquisition agreements.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions. Such estimates and assumptions may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Specifically regarding the Company’s uranium properties, significant estimates will be utilized in determining the carrying value of these assets and in the case of producing and development properties the pounds of uranium to be recovered. The actual values received from the disposition of these assets and the amount of uranium recovered from these projects may vary significantly from these estimates based upon market conditions, financing availability and other factors.

Regarding the Company’s reserve for future restoration and reclamation costs, significant estimates will be utilized in determining the future costs and timing to complete the groundwater restoration and surface reclamation at the Company’s mine sites. The actual cost to conduct these activities may vary significantly from these estimates.

Risks and Uncertainties

Historically, the market for uranium has experienced significant price fluctuations. Prices are significantly impacted by global supply and demand, which is affected by the demand for nuclear power, political, and economic conditions, governmental legislation in uranium producing and consuming countries, and production levels and costs of production of other producing companies. Increases or decreases in prices received could have a significant impact on the Company’s future results of operations.

Impact of Recent Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs,” which amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing.” SFAS No. 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (“spoilage”) and requires such costs to be recognized as current-period charges. Additionally, SFAS No. 151 requires that allocation of fixed production overhead costs be based on normal capacity. The Statement is effective for years beginning after June 15, 2005, with early adoption permitted.

In December 2004, the FASB issued SFAS No. 123 (revised 2004) (SFAS No. 123R) “Share-Based Payments.” SFAS No. 123R requires that the cost from all share-based payment transactions, including stock options, be recognized in the financial statements at fair value. SFAS No. 123R is effective for the Company in the first interim period after December 15, 2005. SFAS No. 123R requires measurement and recording to the financial statements of the costs of employee services received in exchange for a grant of equity instruments based on the grant-date fair value of the award, recognized over the period during which an employee is required to provide services in exchange for such award. The Company intends to adopt the provisions of SFAS No. 123R.

In March 2005, the FASB ratified Emerging Issues Task Force Issue No. 04-6, “Accounting for Stripping Costs Incurred during Production in the Mining Industry,” (EITF 04-6) which addresses the accounting for stripping costs incurred during the production phase of a mine and refers to these costs as variable production costs that should be included as a component of inventory to be recognized in operating costs in the same period as the revenue from the sale of inventory. The EITF 04-6 applies specifically to conventional mining operations (open pit mining).

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company’s future reported financial position or results of operations.

Foreign Currency Remeasurement/Translation

The Company's primary functional currency is the Canadian dollar.  Monetary  assets  and  liabilities resulting from transactions with foreign suppliers and customers are remeasured at year-end exchange rates. All other assets, liabilities, and stockholders’ equity are remeasured at historical exchange rates for past transactions and at year-end exchange rates for current and future transactions.  Revenue and expense accounts are remeasured at the average exchange rates in effect during the year, except those related to assets and liabilities, which are remeasured at historical exchange rates.  Remeasurement gains and losses are included in income.

The Company’s reporting currency is the U.S. dollar.  Balance sheet accounts are translated at year-end exchange rates and revenue and expense accounts are translated at the average exchange rates in effect during the year.  Translation gains and losses are included as a separate component of stockholders’ equity.

3.   LIQUIDITY

The Company’s net cash used in operations for the period ended August 31, 2007 was nil.

Our cash balance at August 31, 2007 was $ 10 and based upon our current plan of operations we anticipate that our operating and capital requirements for 2008 will be met through planned financings and cash generated from operations.

4.    URANIUM PROPERTIES

Property, Plant and Equipment

Mineral claims	218,699

Property Realizability

Uranium Properties

The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. An impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets. An impairment loss is measured and recorded based on discounted estimated future cash flows. Future cash flows are estimated based on quantities of recoverable minerals, expected uranium prices, production levels and operating costs of production and capital, based upon the projected remaining future uranium production from each project. The Company’s estimates of future cash flows are based on numerous assumptions and it is possible that actual future cash flows will be significantly different than the estimates, as actual future quantities of recoverable minerals, uranium prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties.

Monmouth Property

The Company owns Claims on 71 Units located in Monmouth Township in the Southern Ontario Mining Division. The property was acquired for instalment cash payments of $ 200,000, a 3% Net Mineral Royalty and a commitment to issue 500,000 common shares of the Company or the Company’s parent on or before September 30, 2007.

50% of the Net Mineral Royalty can be acquired at any time for $ 1,500,000.

Elliot Lake Property

The Company owns Claims on 30 Units located in Long Township of the Sault St. Marie Mining Division. The property was acquired for a cash payment of $ 3,550, a 3% Net Mineral Royalty and a commitment to issue 375,000 common shares of the Company or the Company’s parent on or before September 30, 2007

50% of the Net Mineral Royalty can be acquired at any time for $ 946,800.

Longlac Property

The Company owns claims on 128 Units located in the District of Thunder Bay Mining Division. The property was acquired for  a cash payment of $ 15,149, a 3% Net Mineral Royalty and a commitment to issue 375,000 common shares of the Company or the Company’s parent on or before September 30, 2007.

50% of the Net Mineral Royalty can be acquired at any time for $ 946,800.

5.   CONTRACT COMMITMENTS

Under the Mineral Acquisition Agreements for the three properties in Note 4 the Company is obligated to issue 1,250,000 common shares on or before September 30, 2007 in either itself or a parent company. Additionally, the Company is obligated to make scheduled installment payments on the Monmouth property as follows:

On or before May 14, 2008	$40,000
On or before May 14, 2009	60,000
On or before May 14, 2010	80,000
$180,000

6.   LONG-TERM DEBT

Long-term debt of $ 140,000 relates to the acquisitions of the Monmouth Mineral Claims and the repayment schedule is indicated in Note 5. There is no interest payable on the outstanding balances.

7.   RELATED-PARTY TRANSACTIONS

On August 24, 2007, a shareholder paid $1,136 on behalf of the Company for incorporation costs.

8.   SHAREHOLDERS’ EQUITY

On incorporation on August 24, 2007, 100 common shares were issued for total consideration of $10. From the date of incorporation to August 31, 2007 the Company did not generate revenues and had minimal expenses.

9.   STOCK-BASED COMPENSATION PLANS

Adoption of SFAS 123(R)

The Company intends to adopt the fair value recognition provisions of Statement of Financial Accounting Standard 123(R) “ Share-Based Payment” (“SFAS 123(R)”) using the modified prospective transition method. In addition, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 “ Share-Based Payment” (“SAB 107”) in March, 2005, which provides supplemental SFAS 123(R) application guidance based on the views of the SEC. Under the modified prospective transition method, compensation cost recognized in the quarter ended March 31, 2006 and beyond includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all share-based payments granted beginning January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R). In accordance with the modified prospective transition method, results for prior periods have not been restated.

The Black-Scholes option-pricing model will be used to estimate the option fair values. The option-pricing model requires a number of assumptions, of which the most significant are, expected stock price volatility, the expected pre-vesting forfeiture rate and the expected option term (the amount of time from the grant date until the options are exercised or expire).

10.   FEDERAL INCOME TAXES

The Company accounts for income taxes under the provisions of SFAS No.109, “Accounting for Income Taxes.”  SFAS No.109 requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets and liabilities.

11.   COMMITMENTS AND CONTINGENCIES

The Company’s mining operations are subject to federal and provincial regulations for the protection of the environment, including water quality. These laws are constantly changing and generally becoming more restrictive. The ongoing costs of complying with such regulations are not expected to be significant to the Company’s annual operating costs. Future mine closure and reclamation costs will be provided for as each pound of uranium is produced on a unit-of-production basis. The Company will review its reclamation obligations each year and determine the appropriate unit charge. The Company will also evaluate the status of current environmental laws and their potential impact on their accrual for costs. The Company believes its operations are in compliance with current environmental regulations.

12.  EXPLORATION STATE COMPANY/GOING CONCERN

The Company has not begun principal operations and as is common with a company in the exploration state, the Company has no source of revenues.  Continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to be successful in its planned activity, and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and long term financing, which will enable the Company to operate for the coming year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCROFT URANIUM INC.

Dated: October 1, 2007	By:	/s/ Andrew Hamilton
Name: Andrew Hamilton
Title: President and CEO

EXHIBIT INDEX

Exhibit No.	Description
2.1
Share Purchase Agreement, dated September 14, 2007, among the Registrant, 2146281 Ontario Limited, an Ontario, Canada corporation (“214”) and Gravhaven Limited, a Cayman Island corporation (“Gravhaven”).*

3.1	Articles of Incorporation as filed with the Nevada Secretary of State on April 7, 2004(1)
3.2	Amended and Restated Articles of Incorporation filed with the Nevada Secretary of State on September 24, 2007 (2)
3.3	By-Laws(3)
10.1	Closing Memorandum between the Registrant, 2146281 Ontario Limited, Andrew Hamilton and P. Leslie Hammond, dated October 3, 2007. (4)
10.2	Elliot Lake South Project Agreement dated August 27, 2007 between 2146281 Ontario Limited and 2060014 Ontario Limited. (4)
10.3	LongLac Project Agreement dated August 27, 2007 between 2146281 Ontario Limited and 2060014 Ontario Limited. (4)
10.4	Monmouth Agreement dated August 31, 2007 between 2146281 Ontario Limited and Yvon Gagne. (4)

(1)	Incorporated by reference to the Registrant’s Form 8-K, dated September 14, 2007.
(2)	Incorporated by reference to the Registrant’s Form DEF 14C, dated August 2, 2007.
(3)	Incorporated by reference to the Registrant’s Form SB-2, dated April 12, 2002.
(4)	Filed herewith.